EXECUTION COPY

STOCK PURCHASE AGREEMENT dated as of March 13, 2008 (this "Agreement") among WO HING LI (the "Seller"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Purchaser" and collectively, the "Purchasers").

WHEREAS, the Seller owns shares of Ordinary Stock, $0.001 par value per share (the "Ordinary Stock"), of China Precision Steel, Inc., a Delaware corporation (the "Company") and is the Chairman of the Board, Chief Executive Officer and President of the Company.

WHEREAS, the Purchasers seek to purchase from the Seller, and the Seller seeks to sell to the Purchasers, up to Three Million, Five Hundred Twenty Four Thousand, Eight Hundred Ten (3,524,810) shares of Ordinary Stock currently owned by the Seller (the "Purchased Shares") in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual benefits representations, warranties, conditions, covenants and agreements contained herein, the parties hereto hereby agree as set forth below.

ARTICLE I
PURCHASE AND SALE OF THE PURCHASED SHARES

1.1  Purchase and Sale of Purchased Shares.

(a) Upon the terms and subject to the conditions set forth herein, on the third Trading Day (or such other date as is mutually agreed to by the Seller and the Purchasers) (the "Closing Date") following the satisfaction or waiver of all of the conditions set forth in Article IV of this Agreement and the earliest of (i) (the "First Trigger Event") the first time that the average of the Closing Bid Prices of the Ordinary Stock is at or above $6.234 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction) for any five (5) consecutive Trading Days during the period beginning five (5) Trading Days prior to the date hereof and ending forty-five (45) Trading Days after the date hereof (which period may be extended for up to two (2) additional forty-five (45) Trading Day periods by the Seller by delivering a written notice to the Purchasers and thereafter by mutual agreement among the parties) (such period, as may be extended, the "Pricing Period"), (ii) (the "Second Trigger Event") if the average of the Closing Bid Prices of the Ordinary Stock has not been at or above $6.234 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction) for five (5) consecutive Trading Days during the Pricing Period, upon delivery by the Purchasers of a written notice to the Seller of its election to purchase some or all of the Purchased Shares at a purchase price per share equal to $3.601 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction), and (iii) (the "Third Trigger Event") for so long as the average of the Closing Bid Prices of the Ordinary Stock has not been at or above $6.234 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction) for five (5) consecutive Trading Days during the Pricing Period, upon agreement between the Seller and the Purchasers as to the number of Purchased Shares to be sold by the Seller and purchased by each Purchaser and the per share purchase price for such shares. Upon the occurrence of (A) the First Trigger Event, the Seller shall sell to the Purchasers, and the Purchasers shall purchase from the Seller, the number of Purchased Shares set forth opposite each Purchaser's name in column (3) of the Schedule of Buyers, (B) the Second Trigger Event, the Seller shall sell to the Purchasers, and the Purchasers shall purchase from the Seller, the number of Purchased Shares specified in the written notice of the Purchasers or (C) the Third Trigger Event, the Seller shall sell to the Purchasers, and the Purchasers shall purchase from the Seller, the number of Purchased Shares mutually agreed by the Seller and the Purchasers (each, the "Closing"). Notwithstanding the foregoing, in no event shall the Closing Date be earlier than three (3) Trading Days after the date hereof.

(b) As used herein, "Closing Bid Price" means, for any security as of any date, the last closing bid price for such security on The NASDAQ Capital Market (the "Principal Market"), as reported by the Bloomberg Financial Markets ("Bloomberg"), or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Seller and the Purchasers. All such determinations to be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during the applicable calculation period.

(c) As used herein, "Trading Day" means any day on which the Ordinary Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Ordinary Stock, then on the principal securities exchange or securities market on which the Ordinary Stock is then traded; provided that "Trading Day" shall not include any day on which the Ordinary Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Ordinary Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

1.2  Purchase Price.

Upon the terms and subject to the conditions of this Agreement, at the Closing, each Purchaser shall pay to the Seller an aggregate amount equal to (a) in the case of the First Trigger Event, (1) the number of Purchased Shares set forth opposite such Purchaser's name in column (3) of the Schedule of Buyers multiplied by (2) 77% of the average of the Closing Bid Prices during the five (5) consecutive Trading Days ending on the Closing Date, (b) in the case of the Second Trigger Event, the number of Purchased Shares specified by each Purchaser in the written notice is referred to therein multiplied by $3.601 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction) and (c) in the case of the Third Trigger Event, the number of Purchased Shares mutually agreed upon, multiplied by the per share purchase price mutually agreed upon, by the Purchasers and the Seller (in each case, the "Purchase Price").

1.3  The Closing.

The Closing contemplated hereby shall take place at 10:00 a.m., EST time on the Closing Date. All actions taken at the Closing shall be deemed to have occurred simultaneously.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchasers as of the date hereof as set forth below.

2.1  Legal Capacity

The Seller has the legal capacity and right to execute, deliver, enter into, consummate and perform this Agreement.

2.2  Title to Purchased Shares.

The Seller is the sole record and beneficial owner of the Purchased Shares to be sold by it pursuant to this Agreement and owns such shares free from all taxes, liens, claims, encumbrances and charges. There are no outstanding rights, options, subscriptions or other agreements or commitments obligating the Seller to sell or transfer the Purchased Shares and the Purchased Shares are not subject to any lock-up or other restriction on their transfer or on the ability of the Purchasers to sell or transfer the Purchased Shares (except that the Purchased Shares are restricted securities and may not be sold by the Purchasers except pursuant to a registration statement or an exemption from registration).

2.3  Authority

The Seller has the requisite power and authority to execute and deliver this Agreement and to carry out and perform all of its obligations under the terms of this Agreement, including, without limitation, the full power and authority to sell and transfer such Purchased Shares. This Agreement has been duly executed and delivered by the Seller, and this Agreement constitutes the valid and legally binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

2.4  Accredited Investor Status; Affiliate Status.

The Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The Seller is an "affiliate" of the Company, as such term is defined in Rule 144 of the Securities Act.

2.5  Noncontravention.

The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby will not (a) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Seller is a party, or (b) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Seller, except for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations hereunder.

2.6  Consents.

Except for the approvals required to be obtained by Closing in accordance with Article IV, no consent, approval, permit, order, notification or authorization of, or any exemption from registration, declaration or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by the Seller of this Agreement or the consummation by the Seller of the transactions contemplated hereby.

2.7  Seller Status.

The Seller (a) is a sophisticated person with respect to the sale of the Purchased Shares; (b) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Purchased Shares; and (c) has independently and without reliance upon the Purchasers, and based on such information as the Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Seller has relied upon the Purchasers' express representations, warranties and covenants in this Agreement. The Seller acknowledges that the Purchasers have not given the Seller any investment advice, credit information or opinion on whether the sale of the Purchased Shares is prudent.

2.8  Absence of Litigation.

There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency or self regulatory organization or body pending or, to the knowledge of the Seller, threatened against or affecting the Seller that could reasonably be expected to have a material adverse affect on the ability of the Seller to perform its obligations hereunder.

2.9  No Brokers.

Other than Primary Capital, LLC (the "Agent"), whose fees, in the amount of 2.5% of the Purchase Price, shall be paid by the Seller, directly from the Escrow Account when the assets in the Escrow Account are otherwise to be released to the Seller. The Seller has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

2.10  Outstanding Amounts.

The Seller has paid any and all amounts and charges due and owing to the Company with respect to the Purchased Shares and there are no unpaid amounts or charges claimed to be due to the Company from the Seller with respect to the Purchased Shares.

2.11    Material Nonpublic Information.

The Seller confirms that neither it, the Company nor any other person or entity acting on either of their behalf has provided any of the Purchasers or their respective agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information. The Seller further confirms that its is not selling the Purchase Shares hereunder on the basis of material non-public information. The Seller understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Each Purchaser severally and not jointly, represents and warrants to the Seller as of the date hereof as set forth below.

3.1  Organization and Existence.

Such Purchaser is an entity duly organized and validly existing under the laws of the jurisdiction of its formation.

3.2  No Public Sale or Distribution.

Such Purchaser is acquiring the Purchased Shares in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act, and such Purchaser does not have a present arrangement to effect any distribution of the Purchased Shares to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Purchased Shares for any minimum or other specific term and reserves the right to dispose of the Purchased Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

3.3  Accredited Investor Status.

Such Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

3.4  Authority.

Such Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Purchaser and shall constitute the legal, valid and binding obligation of such Purchaser enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

3.5  Noncontravention.

The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby will not (a) result in a violation of the organizational documents of such Purchaser, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (b) and (c) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

3.6  Purchaser Status.

Such Purchaser (a) is a sophisticated person with respect to the sale of the Purchased Shares; (b) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the purchase of the Purchased Shares; and (c) has independently and without reliance upon the Seller, and based on such information as such Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that such Purchaser has relied upon the Seller's express representations, warranties and covenants in this Agreement. Such Purchaser acknowledges that the Seller has not given such Purchaser any investment advice, credit information or opinion on whether the purchase of the Purchased Shares is prudent.

3.7  Absence of Litigation.

There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency or self-regulatory organization or body pending or, to the knowledge of such Purchaser, threatened against or affecting such Purchaser that could reasonably be expected to have a material adverse affect on the ability of such Purchaser to perform its obligations hereunder.

3.8  No Brokers.

Such Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

ARTICLE IV
CONDITIONS TO CLOSING

4.1  Conditions to the Seller's Obligation to Sell.

The obligation of the Seller hereunder to sell the Purchased Shares to the Purchasers on the Closing Date is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided, that these conditions are for the Seller's sole benefit and may be waived by the Seller at any time in its sole discretion by providing the Purchasers with prior written notice thereof:

(a) Such Purchaser shall have delivered (i) 90% of the Purchase Price to the Seller (less any amounts withheld by a Purchaser pursuant to Section 5.2) by wire transfer of immediately available funds pursuant to the wire instructions provided by the Seller and (ii) 10% of the Purchase Price to the Escrow Account (as defined below) by wire transfer of immediately available Funds pursuant to wire instructions provided by the Escrow Agent (as defined below).

(b) The representations and warranties of the Purchasers shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchasers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

(c) The First Trigger Event, the Second Trigger Event or the Third Trigger Event shall have occurred.

4.2  Conditions to each Purchaser's Obligation to Purchase.

The obligation of each Purchaser hereunder to purchase the Purchased Shares on the Closing Date is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided, that these conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion by providing the Seller with prior written notice thereof:

(a) The Seller shall have caused the Purchased Shares to be delivered to the Purchasers in the denominations and registered in the names requested by the Purchasers.

(b) The representations and warranties of the Seller shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Seller shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Seller at or prior to the Closing Date.

(c) The Seller shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Purchased Shares.

(d) The First Trigger Event, the Second Trigger Event or the Third Trigger Event shall have occurred and, with respect to the First Trigger Event, the average of the Closing Bid Prices of the Ordinary Stock shall have been at or above $6.234 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction) for the five (5) consecutive Trading Days ending on the Closing Date.

ARTICLE V
COVENANTS

5.1  Disclosure of Transactions and Other Material Information.

The Seller shall cause the Company, on or before 9:00 a.m., New York City time, on the first Trading Day after the date of this Agreement, (A) to issue a press release (the "Press Release") reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby and (B) to file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement, the Escrow Agreement and the Registration Rights Agreement in the form required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and attaching as exhibits to such filing (including all attachments, the "8-K Filing"). From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, nonpublic information received from the Seller or any person or entity acting on its behalf (including the Company, any of its subsidiaries or any of its respective officers, directors, employees or agents) that is not disclosed in the Press Release. The Seller shall not, and shall cause the Company and each of the Company's subsidiaries and each of their respective officers, directors, employees and agents, not to, provide the Purchasers with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the filing of the Press Release without the express written consent of such Purchasers. If a Purchaser has, or believes it has, received any such material, nonpublic information regarding the Company or any of its subsidiaries from the Seller, the Company, any of its subsidiaries or any of the respective officers, directors, or agents, other than as requested in writing by such Purchaser, it may provide Seller and the Company with written notice thereof. The Seller shall cause the Company, within five (5) Trading Days of receipt of such notice, cause the Company to make public disclosure of such material, nonpublic information. Subject to the foregoing, neither the Seller, the Company, its subsidiaries nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the Principal Market (provided that in the case of clause (i) the Seller shall cause the Company to consult with each Purchaser in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Purchaser, neither the Company nor any of its subsidiaries or affiliates shall disclose the name of such Purchaser in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation.

5.2  Fees.

The Seller shall reimburse Hudson Bay Fund LP (a Purchaser) or its designee(s) for all reasonable costs and expenses, incurred in connection with the transactions contemplated hereby (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated hereby and due diligence in connection therewith) in an amount not to exceed $25,000, which amount may be withheld by such Purchaser from its Purchase Price at the Closing. The Seller shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Purchaser) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Agent. The Seller shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

5.3  Escrow.

Simultaneously, with the execution of this Agreement, the Seller, the Purchasers and Tri-State Title & Escrow, LLC, as escrow agent (the "Escrow Agent"), shall execute and deliver an escrow agreement, in the form attached hereto as Exhibit A (the "Escrow Agreement"), pursuant to which the Seller shall, promptly, but in no event later than two (2) Trading Days after the date hereof, deliver the Purchased Shares (i) duly manually endorsed for transfer on the back of such certificate or on a stock power to be attached to such, in each case duly executed in the name that appears on the face of such certificate and (ii) including a Medallion Guarantee stamp placed below the signature on any accompanying stock power (unless such Medallion Guarantee is waived by the Company and Company's transfer agent). The Escrow Agreement will also contain provisions for 10% of the Purchase Price to be paid by the Purchasers to be delivered to the Escrow Agent at Closing to be held in an account (the "Escrow Account") pursuant to the terms of the Escrow Agreement.

5.4  Best Efforts.

Each party shall use its best efforts timely to satisfy each of the covenants and conditions to be satisfied by it as provided in Sections 4 and 5 of this Agreement.

5.5   Registration Rights Agreement.

Simultaneously, with the execution of this Agreement, the Seller and the Purchasers shall enter into the Registration Rights Agreement annexed hereto as Exhibit B (the "Registration Rights Agreement").

5.6   Removal of Legends.

The Seller shall cause the Company upon receipt of a representation letter from the Purchaser that it is not an "affiliate" of the Company for purposes of Rule 144 of the Securities Act, to remove all restrictive securities law legends on the Purchased Shares upon request of any Purchaser from and after the six month anniversary of the Closing Date, and shall cause the Company to take all steps necessary to facilitate the resale of the Purchased Shares by the Purchasers pursuant to Rule 144 under the Securities Act, including issuing all necessary legal opinions.

ARTICLE VI
MISCELLANEOUS PROVISIONS

6.1  Securities Filings.

The Seller shall make any filings with the Securities and Exchange Commission required to be filed by the Seller pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") with respect sale of the Purchased Shares contemplated hereby within the time periods required for such filings under the Exchange Act.

6.2  Governing Law; Jurisdiction; Jury Trial.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Seller hereby appoints Guzov Ofsink, LLC, 600 Madison Avenue, 14th Floor, New York, New York 10022, as its agent for service of process in New York. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.3  Headings.

The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

6.4  Severability.

If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

6.5  Entire Agreement; Amendments.

This Agreement supersedes all other prior oral or written agreements among the Purchasers and the Seller, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Seller nor the Purchasers makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Seller and the Purchasers. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

6.6  Notices.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Seller:

Wo Hing Li
c/o China Precision Steel, Inc.
8th Floor, Teda Building
87 Wing Lok Street
Sheung Wan
Hong Kong, The People's Republic of China
Telephone: +852-2543-8223
Facsimile: +021-59940382

with a copy to (for information purposes only):

Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York 10022
Attention: Darren L. Ofsink, Esq.
Telephone: (212) 371-8008
Facsimile: (212) 688-7273

If to the Purchasers:

Hudson Bay Fund LP
120 Broadway, 40th Floor
New York, New York 10271
Attention: Yoav Roth
Telephone: (212) 571-1244
Facsimile: (212) 571-1279

Hudson Bay Overseas Fund LTD
120 Broadway, 40th Floor
New York, NY 10271
Attention: Yoav Roth
Telephone: (212) 571-1244
Facsimile: (212) 571-1279

with a copy to (for information purposes only):

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Eleazer Klein, Esq.
Telephone: (212) 756-2000
Facsimile: (212) 593-5955

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a) or (c) above, respectively.

6.7  Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Seller nor the Purchasers shall assign this Agreement or any of their respective rights or obligations hereunder without the prior written consent of the other party.

6.8  No Third Party Beneficiaries.

This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

6.9  Survival.

Unless this Agreement is terminated by mutual consent of the Seller and the Purchasers, the representations and warranties of the Seller and the Purchasers contained in Articles II and III shall survive the Closing Date and the delivery of the Purchased Shares. This Agreement shall terminate on the third (3rd) anniversary of the date hereof.

6.10  Further Assurances.

Each party shall use its commercially reasonable efforts to do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.11  No Strict Construction.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[The remainder of the page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first written above.

SELLER:

WO HING LI

PURCHASERS:

HUDSON BAY FUND, LP

By:
Name:
Title:

HUDSON BAY OVERSEAS FUND, LTD.

By:
Name:
Title:

ENABLE GROWTH PARTNERS LP

By:
Name:
Title:

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)
Buyer	Address and Facsimile Number	Number of Purchased Shares	Legal Representative's Address and Facsimile Number

Hudson Bay Fund, LP	120 Broadway, 40th Floor New York, New York 10271 Attention: Yoav Roth May Lee Facsimile: 212-571-1279 Telephone: 212-571-12444 Residence: United States E-mail: investments @hudsonbaycapital.com	1,290,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376 Email: Eleazer.Klein@srz.com

Hudson Bay Overseas Fund, Ltd.	120 Broadway, 40th Floor New York, New York 10271 Attention: Yoav Roth May Lee Facsimile: 212-571-1279 Telephone: 212-571-12444 E-mail: investments @hudsonbaycapital.com	1,710,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376 Email: Eleazer.Klein@srz.com

Enable Growth Partners LP	One Ferry Building, Suite 255 San Francisco, CA 94111 Attention: Adam Epstein Facsimile: 415-677-1580 Telephone 415-677-1579 Email: aepstein@enablecapital.com	524,810

Exhibit A